                                                                    EXHIBIT 10.1


                                 LOAN AGREEMENT


                                 BY AND BETWEEN

               PROCOM TECHNOLOGY, INC., A CALIFORNIA CORPORATION

                                       AND

                  FIRST BANK & TRUST, A CALIFORNIA CORPORATION


                            Dated: November 28, 2001

                             Loan No.: 406013006890

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE I    LOAN ACCOMMODATION ....................................... 1
     1.01    The Loan ................................................. 1
     1.02    Documents ................................................ 1

ARTICLE II   REPRESENTATIONS AND WARRANTIES ........................... 2
     2.01    Legal Status ............................................. 2
     2.02    Authorization and Validation ............................. 2
     2.03    Financial Information .................................... 2
     2.04    No Defaults .............................................. 2
     2.05    Correct Information ...................................... 3
     2.06    Title .................................................... 3
     2.07    Permits, Franchises ...................................... 3
     2.08    Improvements ............................................. 3
     2.09    Taxes .................................................... 3
     2.10    Pending Litigation ....................................... 3
     2.11    Unpaid Materialmen ....................................... 3
     2.12    Agreements and Deposits .................................. 3
     2.13    Encumbrances ............................................. 4
     2.14    Principal Place of Business .............................. 4
     2.15    Compliance ............................................... 4

ARTICLE III  CONDITIONS PRECEDENT ..................................... 4
     3.01    Title Policy ............................................. 4
     3.02    Reports and Other Documents .............................. 4
     3.03    Insurance ................................................ 4
     3.04    Correctness of Representations; No Defaults .............. 5
     3.05    Legal Review ............................................. 5
     3.06    Owner's Equity ........................................... 5

ARTICLE IV   DISBURSEMENT PROCEDURE ................................... 5
     4.01    Loan Fee ................................................. 5
     4.02    Costs and Expenses ....................................... 5
     4.02    Payment to Owner ......................................... 6
     4.04    Holdback ................................................. 6
     4.05    Non-Liability of Lender .................................. 8
     4.06    Security Interest in Undisbursed Funds ................... 8

ARTICLE V    AFFIRMATIVE COVENANTS .................................... 8
     5.01    Punctual Payments ........................................ 8
     5.02    Books and Records ........................................ 8
     5.03    Existence, Compliance with Law ........................... 8
     5.04    Insurance ................................................ 9
     5.05    Facilities ............................................... 9
     5.06    Taxes and Other Liabilities .............................. 9

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                                           (i)

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        5.07    Litigation ...............................................  9
        5.08    Other Notifications ......................................  9

ARTICLE VI      NEGATIVE COVENANTS .......................................  9
        6.01    Use of Funds .............................................  9
        6.02    Removal of Personalty ....................................  9
        6.03    Assessment Districts ..................................... 10
        6.04    Liens .................................................... 10
        6.05    Leases ................................................... 10

ARTICLE VII     EXCULPATORY PROVISIONS ................................... 10
        7.01    Status as Lender ......................................... 10
        7.02    Defective Construction ................................... 10
        7.03    Non-Liability ............................................ 10
        7.04    No Representation ........................................ 10
        7.05    Brokers' Fees ............................................ 11
        7.06    Indemnity ................................................ 11

ARTICLE VIII    BOOKS AND RECORDS ........................................ 11
        8.01    Books of Account ......................................... 11
        8.02    Financial Information .................................... 11
        8.03    Property Information ..................................... 12
        8.04    Appraisals ............................................... 12
        8.05    Lender Audit Rights ...................................... 12
        8.06    Further Assurances ....................................... 12

ARTICLE IX      EVENTS OF DEFAULT ........................................ 12
        9.01    Events of Default ........................................ 12

ARTICLE X       REMEDIES ................................................. 14
       10.01    Remedies ................................................. 14
       10.02    Application of Other Funds ............................... 15
       10.03    Remedies Cumulative ...................................... 15
       10.04    Contest of Third Party Claims ............................ 15
       10.05    No Waivers ............................................... 15

ARTICLE XI      SURVIVAL OF WARRANTIES AND COVENANTS ..................... 15

ARTICLE XII     ASSIGNMENT ............................................... 16
       12.01    Owner's Assignment ....................................... 16
       12.02    Lender's Assignment ...................................... 16
       12.03    Participation ............................................ 16

ARTICLE XIII    WAIVER OF JURY TRIAL ..................................... 16

ARTICLE XIV     MISCELLANEOUS ............................................ 17
       14.01    Amendment ................................................ 17
       14.02    Additional Fees .......................................... 17
       14.03    Return of Documents ...................................... 17
       14.04    Regulatory Restrictions .................................. 17
       14.05    Notices .................................................. 17
       14.06    Time of Essence .......................................... 18
       14.07    No Third Parties Benefited ............................... 18
       14.08    Actions .................................................. 18

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                                      (ii)

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        14.09   Reliance on Representations .............................. 18
        14.10   Relationship ............................................. 18
        14.11   Headings ................................................. 18
        14.12   Governing Law ............................................ 18
        14.13   Attorneys' Fees and Costs ................................ 18
        14.14   Nondiscrimination ........................................ 18

Signatures ............................................................... 19

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                                      (iii)

                                                          Loan No.: 406013006890

                                 LOAN AGREEMENT

               THIS LOAN AGREEMENT ("Agreement") is entered into as of November 28, 2001 by and between PROCOM TECHNOLOGY, INC., a California corporation ("Owner"), and FIRST BANK & TRUST, a California corporation ("Lender").

                                R E C I T A L S:

               This Agreement is executed by Owner for the purpose of obtaining a loan from Lender, to be evidenced by a Promissory Note Secured by Deed of Trust made by Owner in favor of Lender and secured by, among other things, a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing affecting real property in the County of Orange, State of California, described on EXHIBIT "A" attached to and made a part of this Agreement and all improvements now or in the future erected on such real property (such real property and improvements now or in the future erected on such real property are collectively hereinafter referred to as the "Property").

               NOW, THEREFORE, in consideration of the foregoing recitals, the making of the loan and of the mutual promises contained in this Agreement, and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               LOAN ACCOMMODATION

               1.01 THE LOAN. Owner agrees to take, and Lender agrees to make, upon the terms and conditions contained in this Agreement, a loan in the principal sum of Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000.00) (the "Loan").

               1.02 DOCUMENTS. In order to consummate the Loan, Owner will hand Lender the following documents, fully executed, in the form prescribed by Lender, together with any additional documents, items and funds as Lender may require in connection with this Agreement:

                    (a) Promissory Note Secured by Deed of Trust ("Note") in the
            principal amount set forth above and bearing interest at the rate set forth in the Note.

                    (b) Deed of Trust, Assignment of Leases and Rents, Security
            Agreement and Fixture Filing ("Deed of Trust").

                    (c) UCC-1 Financing Statement.

                    (d) Assignment of Rights Under Covenants Conditions and
            Restrictions, Sales Agreements, Permits, and Development Documents.

                    (e) Assignment of Leases and Rents.

                    (f) Environmental Indemnity Agreement.

                    (g) Corporate Borrowing Resolution.

                    (h) Estoppel and Attornment Agreement.

                    (i) Subordination Agreement.

                    (j) The items described on EXHIBIT "B" attached hereto and made a part hereof.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               Owner represents and warrants to Lender that as of the date of recording the Deed of Trust:

               2.01 LEGAL STATUS. Owner is a corporation duly organized and validly existing under the laws of the State of California, and is qualified and licensed to do business in all jurisdictions in which such qualification or licensing is required.

               2.02 AUTHORIZATION AND VALIDATION. The execution, delivery and performance by Owner of this Agreement, the Note, and all documents securing the repayment of the indebtedness evidenced by the Note, including, without limitation, the Deed of Trust and other documents described above (all documents securing such repayment being collectively called the "Security Documents"), and the borrowings evidenced by the Note (a) are within the powers of Owner, (b) have received the approval of Owner's principals, (c) have received all necessary governmental approvals, and (d) will not violate any provisions of law, any order of any court or other agency of government, or any indenture, agreement or any other instrument to which Owner is a party or by which Owner, or any of its property, is bound, or be in conflict with, result in any breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of this Agreement. This Agreement, the Note and each of the Security Documents, when executed and delivered to Lender, will constitute legal, valid and binding obligations of Owner enforceable in accordance with their terms.

               2.03 FINANCIAL INFORMATION. All financial data that has been given to Lender with respect to Owner and the Property (a) is complete and correct in all material respects, (b) accurately represents the financial condition of Owner and the Property as of the date on which, and the results of Owner's or the Property's operations for the period for which, the same have been furnished, and (c) has been prepared in accordance with the reporting requirements of the Securities and Exchange Commission for public companies or, if no such requirements are applicable to a particular submittal, then in accordance with generally accepted accounting principles consistently applied throughout the periods covered. All balance sheets disclose all known liabilities, direct and contingent, as of their respective dates. There has been no adverse change in the financial condition of Owner since the date of the most recent of such financial statements given to Lender other than changes in the ordinary course of business, none of which changes has been materially adverse.

               2.04 NO DEFAULTS. Owner is a party to no agreement or instrument that will materially interfere with its performance under this Agreement or the Security Documents; and is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which it is a party, which default would have a material and adverse effect upon its ability to perform under this Agreement or the Security Documents.

               2.05 CORRECT INFORMATION. All reports, papers, data and information given to Lender with respect to Owner or the Property are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matters thereof.

               2.06 TITLE. Owner has good and marketable title in fee simple to the Property and good and marketable title to all fixtures and personalty now located on the Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except as approved in writing by Lender.

               2.07 PERMITS, FRANCHISES. Owner possesses all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

               2.08 IMPROVEMENTS. All improvements located upon the Property have been constructed in accordance with plans and specifications delivered to and approved by Lender and in accordance with all governmental laws, statutes, ordinances, rules and regulations and requirements; all of said improvements are structurally sound, free of construction defects and suitable for their present and intended uses; there is adequate ingress to and egress from the Property, public water service, sanitary sewer service, electricity, gas, telephone and all other utility services sufficient for the uses of the Property; the Property is zoned for its present and intended uses; and all such uses comply with any and all laws, statutes, ordinances, rules, regulations, covenants, conditions and restrictions applicable to said uses or which relate to or affect the Property.

               2.09 TAXES. Owner has filed all federal, state, county and municipal income tax returns required to have been filed by it, and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it, and Owner does not know of any basis for additional assessment in respect of any such taxes. Owner has no knowledge of any pending assessments or adjustments of its taxes payable with respect to any year.

               2.10 PENDING LITIGATION. Except as set forth in EXHIBIT "D" attached hereto, there is not now pending against or affecting Owner or the Property, nor, to the knowledge of Owner is there threatened any claim, investigation, action, suit or proceeding at law, or in equity, or before any court or administrative agency which, if adversely determined, would materially impair or affect the Property or the financial condition or business operations of Owner.

               2.11 UNPAID MATERIALMEN. No person, firm or corporation has performed any construction work or furnished services in connection with any construction carried on or to be carried on at the Property who or which remains unpaid at the time of execution of this Agreement other than payments to be made in connection with the advances hereunder.

               2.12 AGREEMENTS AND DEPOSITS. Owner has not received any payment, deposit, rental prepayment or other amounts of any nature from any occupant or prospective occupant, nor executed any lease or purchase agreement with any such occupant or prospective occupant, of the Property or any part thereof without the written consent of Lender.

               2.13 ENCUMBRANCES. No other encumbrance on the Property exists or is contemplated which shall be subordinate to the Deed of Trust, and Owner agrees that no junior lien of any nature against all or any portion of the Property shall be given, permitted or suffered by Owner without Lender's written consent. Said consent shall be at Lender's sole option and discretion.

               2.14 PRINCIPAL PLACE OF BUSINESS. Owner's principal place of business is at the address set forth in this Agreement as the address for notices to Owner. Owner shall promptly notify Lender of any change in Owner's principal place of business at any time prior to repayment in full to Lender of the indebtedness secured by the Security Documents.

               2.15 COMPLIANCE. Owner has examined and is familiar with all conditions, restrictions, reservations and zoning ordinances affecting the Property. The Property in all material respects conforms to and complies with all of the requirements of said conditions, restrictions, reservations and zoning ordinances, including subdivision laws and environmental impact laws, and complies with all requirements of the regulatory authorities having jurisdiction thereof, and the improvements to the Property do not encroach upon any easement affecting the Property. All applicable requirements of the California Subdivision Map Act have been complied with in connection with this Loan and Owner's ownership of the Property.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

               As a condition to Lender's obligation to make the Loan and of Owner's right to receive any of the proceeds of the Loan, the following conditions precedent and other requirements shall have been satisfied:

               3.01 TITLE POLICY. Owner shall furnish to Lender an ALTA Lender's Policy of Title Insurance with such indorsements as Lender may require, which shall insure that the Deed of Trust is a first lien on the Property, free and clear of all liens, encumbrances and restrictions or other matters except those, if any, to which Lender may agree to take subject to in writing. Said Policy of Title Insurance shall be in the principal amount of the Loan.

               3.02 REPORTS AND OTHER DOCUMENTS. Owner shall furnish to Lender, at Owner's sole cost and expense, (a) a report prepared by a licensed environmental consultant acceptable to Lender indicating to Lender's satisfaction that no "Hazardous Materials" (as that term is defined in the Environmental Indemnity Agreement referred in Section 1.02 above) are present in, on, under or about the Property, (b) a soils report relating to the Property by a licensed registered soils engineer acceptable to Lender indicating to Lender's satisfaction that no unusual or hazardous soils conditions exist in, on, under or about the Property, (c) all of the documents required under Section
1.02 above, (d) the documents required by Article IV, and (e) an appraisal of the Property by or on behalf of Lender utilizing Lender's required appraiser, in form and content acceptable to Lender.

               3.03 INSURANCE. Owner shall furnish to Lender, at Owner's sole cost and expense, such policies of insurance in such amounts and in accordance with the standards set forth on EXHIBIT "C" attached hereto and incorporated herein, with standard mortgagee's indorsements naming Lender as first mortgagee and as additional insured, and shall also deliver to Lender such other insurance as Lender, from time to time, may require upon notice to Owner in writing. The special form property insurance shall provide for the loss proceeds to be payable to Lender or its assigns as mortgagee. Certifications evidencing the originals of all such policies in form and content acceptable to Lender shall be deposited with Lender. It is understood and agreed that the approval of any insurer by Lender shall not be deemed or construed to be any representation, warranty or determination by Lender as to the form or legal sufficiency of any insurance contract, or the solvency of any insurance company, or the sufficiency of the amounts carried for the protection of Owner or any other person, and Owner assumes the full risk, responsibility and liability, if any, with respect to such matters. If Owner fails to secure and maintain insurance as required hereunder, Lender shall have the immediate right (without waiver of any other rights Lender may have upon an Event of Default under this Agreement) to secure same in the name and for the account of Owner, in which event Owner shall pay the costs thereof upon demand by Lender with interest thereon at the default rate as set forth in the Note from the date of disbursement by Lender until paid in full, and all such amounts shall be deemed secured by the Security Documents.

               3.04 CORRECTNESS OF REPRESENTATIONS; NO DEFAULTS. The representations and warranties of Owner contained in Article II hereof shall be true and correct on and as of the date of Lender's advancing any of the proceeds of the Loan, with the same effect as though such representations and warranties had been made on and as of such date, and on such date no Event of Default as defined in Article IX hereof shall have occurred and no condition, event or act which with the giving of notice or the passage or time or both would constitute such an Event of Default shall have occurred and be continuing or shall exist.

               3.05 LEGAL REVIEW. All legal matters incidental to the granting of the Loan shall be satisfactory to counsel of Lender.

               3.06 OWNER'S EQUITY. Prior to the funding of the Loan, Owner shall deposit with Lender, or as Lender shall direct, (a) cash in an amount to pay interest under the Note to the extent required under the Note, and (b) an appraisal of the Property prepared in accordance with Section 3.02 hereof and approved by Lender demonstrating that the Property has a stablilized appraised value as approved by Lender in an amount not less than Fourteen Million Eight Hundred Thousand Dollars ($14,800,000.00).

                                   ARTICLE IV

                             DISBURSEMENT PROCEDURE

               Upon recording of the Deed of Trust, Loan funds of up to Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000.00) shall be disbursed as follows:

               4.01 LOAN FEE. The sum of Ninety-Seven Thousand Five Hundred Dollars ($97,500.00) shall be disbursed as a non-refundable Loan fee to Lender.

               4.02 COSTS AND EXPENSES. The sum of approximately Seventeen Thousand Five Hundred Dollars ($17,500.00) shall be disbursed for miscellaneous appraisal, consultant, legal, title and closing costs of Lender. Said sum shall include payment to Pinto & Dubia, LLP for Lender's legal fees incurred through the date of recordation of the Deed of Trust, pursuant to invoices therefor submitted by such law firm to Lender. If Loan funds allocated for all such costs and expenses are insufficient to satisfy all such costs and expenses in full, Owner agrees to immediately pay to Lender the additional sums required to satisfy all such costs and expenses in full. Any Loan funds allocated for such costs and expenses remaining after payment in full thereof shall be added to the Loan funds under Section 4.03 below.

               4.03 PAYMENT TO OWNER. The sum of approximately Eight Million Six Hundred Thirty-Five Thousand Dollars ($8,635,000.00), increased or decreased by amounts required or remaining in connection with payment of all costs under
Section 4.02 above, shall be paid to Owner as a reimbursement of certain equity contributions made by Owner in the development of the Property, and upon such payment may be used by Owner for working capital or any other purpose.

               4.04 HOLDBACK.

                    (a) The balance of the Loan funds in the sum of One Million
               Dollars ($1,000,000.00) shall be held back by Lender ("Holdback Funds"), and disbursed by Lender to Owner from time to time subject to and conditioned upon Owner's fulfillment of the conditions for disbursement hereinafter set forth. Said Holdback Funds shall be disbursed for payment of leasing commissions and tenant improvement costs in connection with Owner's leasing of up to 40,000 square feet of currently vacant and unimproved space at the Property.

                    (b) In addition to the other conditions and requirements set forth in this Section 4.04, it shall be a condition to Owner's right to receive any of the Holdback Funds that Lender has received and approved of signed leases for vacant space within the Property, construction of tenant improvements in connection with such signed leases has actual commenced, and, if requested by Lender, Lender has received complete, fully-executed and acknowledged subordination and attornment agreements and/or estoppel certificates from Owner and such tenants in form and content as required by Lender. Thereafter, the Holdback Funds shall be disbursed in accordance with this Section 4.04 and each approved lease, only with respect to tenant improvements and commissions attributable to such lease. In the event of any conflict or inconsistency between the disbursement provisions contained in this Section 4.04 and the provisions of any such approved lease, the provisions of this Section 4.04 shall control. It is further understood and agreed that in no event shall disbursements for tenant improvements under any single lease exceed Thirty Dollars ($30.00) per square foot of usable space leased thereunder without the prior written approval of Lender in its sole discretion. Upon any Event of Default (as defined below), Lender shall have no further obligation to disburse, and Owner shall have no further right to receive, the Holdback Funds. Owner acknowledges and agrees that any failure to disburse and receive the Holdback Funds shall not excuse Owner of its obligation to make payments for all other disbursed Loan funds in full and when due under the Note.

                    (c) Upon satisfaction of the conditions set forth in
               subparagraph (a) hereof, Owner shall submit to Lender or to Lender's designated agent a request for funds ("Request for Funds") on Lender's form "Request for Payment and Authorization to Disburse" or its equivalent acceptable to Lender, containing a statement by or on behalf of Owner setting forth the amount of disbursement sought with an itemized breakdown of those expenses comprising such requested disbursement, and accompanied by (i) documentary evidence satisfactory to Lender confirming the expenditures identified in the Request for Funds, (ii) to the extent any such expenditures are for the payment of labor performed on and/or materials stored on or incorporated into any work on the Property, lien release waivers in form and content satisfactory to Lender and executed by each engineer, contractor, subcontractor, supplier and materialmen to be paid pursuant to such Request for Funds and covering all labor, services, equipment and materials to be paid thereunder, and (iii) to the extent any such disbursements are for the payment of leasing commissions, copies of signed leases and of any commission agreements or other written evidence of such commissions being owed, all in form and content acceptable to Lender. The original of such Request for Funds shall be certified in writing as true and correct by or on behalf of Owner; Owner hereby designates any two (2) of the following persons, acting jointly, as specified by their signatures set forth below, as persons authorized to sign Requests for Funds in accordance herewith:

                           ------------------------------------------
                           Name:
                                 ------------------------------------

                           ------------------------------------------
                           Name:
                                 ------------------------------------

                           ------------------------------------------
                           Name:
                                 ------------------------------------

                           ------------------------------------------
                           Name:
                                 ------------------------------------

               Upon verification of the accuracy of a Request for Funds, including by Lender's inspection of the Property or otherwise, and satisfaction of all applicable conditions contained herein, Lender shall make disbursements for one hundred percent (100%) of the amount set forth in such Request for Funds, to Owner's designated bank account with Lender, provided, however, that (i) Lender reserves the right, at Lender's option, to make any disbursements directly to the contractors, subcontractors, materialmen, or other vendors or payees under the Request for Funds, and (ii) it is understood and agreed that such disbursement shall only be made on the first (1st) day of each calendar month.

                    (d) Notwithstanding anything to the contrary contained in
               the foregoing, in no event shall Lender be obligated to make any disbursement under this Section 4.04 (i) if an Event of Default has occurred (or an event or non-event has occurred or not occurred which with notice or the passage of time or both would become an Event of Default), or (ii) if there are unreleased and unbonded mechanics' liens or stop notices in existence, or (iii) if Lender has not received satisfactory evidence that any remaining costs of tenant improvements and/or leasing commissions after disbursement of funds approved by Lender will be or have been paid by Owner, or (iv) from and after the date which is thirty-six (36) months following the date of recordation of the Deed of Trust, it being agreed and understood that Owner shall have no further right to receive any of the Holdback Funds from and after such date. In addition, at Lender's sole and absolute discretion, in addition to the requirements of subparagraphs (b) and (c) hereof, Lender may require Owner to obtain, in connection with any or all requested disbursements under this Section 4.04, at Owner's sole cost and expense, a CLTA Form 122 Endorsement and/or such other endorsements as Lender may require, which endorsements are to be attached to and be a part of Lender's Policy of Title Insurance. Owner agrees that notwithstanding the amounts set forth in subparagraph (a) hereof for tenant improvement costs and leasing commissions, Owner shall be responsible for and shall pay all costs therefor in excess of the approved amounts under this Section 4.04. In addition, Owner shall pay all inspection, legal and other costs incurred by Lender arising out of this Section 4.04.

                    (e) Provided no Event of Default has occurred (or any event or non-event has occurred or not occurred which with notice or the passage of time or both would become an Event of Default), and further subject to and conditioned upon satisfaction of all of the other conditions set forth in subparagraph (d) hereof, upon such time that (i) not less than 32,000 square feet of currently vacant and unimproved space at the Property has been improved, leased on terms and conditions approved by Lender and occupied at a rental rate of not less than ninety-five cents ($0.95) per square foot triple net, and (ii) the Property is not less than ninety-five percent (95%) occupied by either Owner or third party tenants under leases approved by Lender with the tenants thereunder actually paying rent in amounts not less than ninety-five cents ($0.95) per square foot triple net, and so long as all of the same has occurred prior to the date which is thirty-six (36) months following recordation of the Deed of Trust, Lender shall pay to Owner any balance remaining in the Holdback Funds.

               4.05 NON-LIABILITY OF LENDER. Lender shall not be liable for any error, omission, irregularity, or action taken in good faith with respect to the disbursement of the Loan funds. Owner acknowledges that it has no right to the Loan funds other than to have them disbursed by Lender in accordance with this Agreement.

               4.06 SECURITY INTEREST IN UNDISBURSED FUNDS. Owner hereby irrevocably assigns to Lender, as security for the obligations secured by the Security Documents, all of Owner's right, title and interest in and to all undisbursed Loan funds, including without limitation the Holdback Funds. Upon any Event of Default, Lender may, at Lender's sole option and discretion, cease disbursing any funds from the Holdback Funds, or apply such funds to outstanding principal or accrued interest under the Note or to compensate Lender for such other losses and damages as it may incur.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

               Owner covenants that so long as the Loan remains outstanding or any liabilities (whether direct or contingent, liquidated or unliquidated) of Owner to Lender hereunder or under any contracts or instruments executed in connection herewith remain outstanding, and until payment in full of the Note, Owner shall:

               5.01 PUNCTUAL PAYMENTS. Punctually pay: the interest and principal of the Note at the times and place and in the manner specified in the Note; and any fees or other liabilities due hereunder and under the Note and any of the Security Documents at the times and place and in the manner specified in this Agreement, the Note or the Security Documents, as appropriate.

               5.02 BOOKS AND RECORDS. Maintain or cause to be maintained full and complete books of account and other records reflecting the results of its operations (in conjunction with its other operations as well as specifically the operation of the Property), in accordance with Article VIII below, and shall furnish or cause to be furnished to Lender, at any time and from time to time, such financial data as Lender shall reasonably request relating to the ownership or operation of the Property.

               5.03 EXISTENCE, COMPLIANCE WITH LAW. Preserve and maintain its existence and all of its licenses, permits, governmental approvals, rights, privileges and franchises; conduct its business in an orderly, efficient and regular manner; comply with the provisions of all documents pursuant to which Owner is organized and/or which govern Owner's continued existence; and comply with the requirements of all applicable laws, rules, regulations, orders of any governmental authority and requirements for the maintenance of Owner's insurance, licenses, permits, governmental approvals, rights, privileges and franchises.

               5.04 INSURANCE. Maintain and keep in force insurance of the types, in the amounts, in the form and with the carriers required under this Agreement and under any and all of the Security Documents.

               5.05 FACILITIES. Keep all of Owner's properties useful or necessary to Owner's business, including without limitation the Property, in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Owner's properties, and the Property, shall be fully and efficiently preserved and maintained.

               5.06 TAXES AND OTHER LIABILITIES. Pay and discharge promptly as and when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including without limitation federal and state income taxes.

               5.07 LITIGATION. Promptly give notice in writing to Lender of any litigation pending or threatened against Owner or the Property having a potential or claimed liability in excess of One Hundred Thousand Dollars ($100,000.00).

               5.08 OTHER NOTIFICATIONS. Promptly (but in no event more than five (5) business days after the occurrence of each such event or matter) give notice in writing to Lender of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, under this Agreement or under the Note or any of the Security Documents; (b) any default by either Owner or the lessee under any lease of all or any portion of the Property; (c) any termination or cancellation of any insurance policy which Owner is required to maintain; (d) any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting any of Owner's property, or the Property, in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate; (e) the change in the name or the organizational structure, dissolution or adverse change in financial condition of Owner.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

               Owner further covenants that so long as the Loan remains outstanding or any liabilities (whether direct or contingent, liquidated or unliquidated) of Owner to Lender hereunder or under any contracts or instruments executed in connection herewith remain outstanding, and until payment in full of the Note, Owner will not without prior written consent of Lender:

               6.01 USE OF FUNDS. Use any of the proceeds of the Loan for any purposes other than as stated in Article IV hereof.

               6.02 REMOVAL OF PERSONALTY. Install or otherwise use any materials, equipment or fixtures incorporated into the Property purchased and/or installed under a conditional sales agreement, lease or under any security agreements or similar agreements however denominated whereby the right is reserved or accrued to anyone to remove or repossess any such items or whereby any person other than

Lender reserves or acquires a lien upon such items. Owner will not at any time remove or permit the removal of any of the materials, equipment or fixtures incorporated into the Property from the Property without the prior written consent of Lender unless actually replaced by an article of equal suitability and value, owned by Owner, free and clear of any lien or security interest. The foregoing does not apply to equipment which is attached to the Property that is related to the operation of the business at the Property and not to the operation of the Property itself, and which can be removed from the Property with minimal damage.

               6.03 ASSESSMENT DISTRICTS. Join, participate in or consent to the formation of any special assessment or other assessment district which will result in any lien being placed on all or any portion of the Property to secure the payment thereof without the prior written approval of Lender.

               6.04 LIENS. Create, suffer or permit to exist any security interest, liens, claims or encumbrances on any assets pledged to Lender, other than disclosed to Lender in writing prior to the date hereof.

               6.05 LEASES. Amend, modify or cancel any existing leases of all or any portion of the Property, or enter into any new leases of all or any portion of the Property, without the prior written approval of Lender, which shall not be unreasonably withheld.

                                   ARTICLE VII

                             EXCULPATORY PROVISIONS

               Owner acknowledges, understands and agrees as follows:

               7.01 STATUS AS LENDER. The relationship between Owner and Lender is, and shall at all times remain, solely that of borrower and lender.

               7.02 DEFECTIVE CONSTRUCTION. Lender owes no duty of care to protect Owner against negligent, faulty, inadequate or defective building or construction at the Property. Lender shall in no way be liable for any acts or omissions of Owner, or any agent, contractor or other person furnishing labor and/or materials used in relation to any construction at the Property.

               7.03 NON-LIABILITY. Lender shall not be responsible or liable to Owner for any loss, damage or expense of any kind to person or property caused by Lender's activities taken in accordance with this Agreement whether as to Owner or as to any other persons or group of persons or for negligent, faulty, inadequate or defective building or construction and Owner shall protect, indemnify, defend and hold Lender free and harmless from any such liability, loss, damage or expense, including any attorneys' fees incurred. The consent or approval by Lender shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

               7.04 NO REPRESENTATION. By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Lender pursuant hereto or pursuant to the Security Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lender.

               7.05 BROKERS' FEES. Owner agrees to protect, indemnify, defend (with counsel acceptable to Lender) and hold Lender free and harmless from any responsibility, cost and/or liability, including, without limitation, any attorneys' fees and costs incurred, for the payment of any commission, charge or brokerage fees which may be payable in connection with this Loan, it being understood that any such commission, charge or brokerage fees will be paid directly by Owner to the party(ies) entitled thereto.

               7.06 INDEMNITY. Owner agrees to and shall protect, indemnify, defend (with counsel acceptable to Lender) and hold Lender, its affiliates, and their directors, officers, agents, employees, successors and assigns free and harmless from and against any and all claims, actions, damages, demands, liabilities, losses, costs and expenses (including without limitation, attorneys' fees) directly or indirectly arising out of or in any way attributable to (a) all actual or alleged damage or injury of whatsoever nature arising out of or in any way connected with the Property, (b) Lender's performance of any act permitted under this Agreement, the Note or any of the Security Documents (unless arising out of Lender's willful misconduct), (c) breach of any representation or warranty made by Owner or any obligation of Owner contained in this Agreement, and (d) any allegation that Lender is liable for any act or omission committed by or on behalf of Owner in connection with the ownership, operation or development of the Property. Upon demand by Lender, Owner shall defend any action or proceeding brought against Lender covered by this indemnity, at Owner's sole cost and expense, unless Lender elects to conduct its own defense at the expense of Owner, in which event all fees and costs of such defense shall be paid by Owner upon demand and shall bear interest at the default rate set forth in the Note from the date of demand until paid.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

               8.01 BOOKS OF ACCOUNT. Owner shall maintain full and complete books of account and other records reflecting the results of its operations (in conjunction with its other operations as well as specifically its operation of the Property), in accordance with the reporting requirements of the Securities and Exchange Commission for public companies or, if no such requirements are applicable to any particularly books, records, reports or data, then in accordance with generally accepted accounting principles consistently applied, and in addition to the reports and data specifically requested by Lender pursuant to this Agreement, shall furnish or cause to be furnished to Lender, at any time and from time to time, such financial data as Lender shall reasonably request relating to the ownership or operation of the Property.

               8.02 FINANCIAL INFORMATION. Owner understands, acknowledges and agrees that Lender requires, as a part of Lender's standard procedures and practices, updated financial information regarding borrowers, principals of borrowers, guarantors, and such other parties as Lender relies upon in its underwritings of its loans. Accordingly, Owner hereby agrees to provide the following updated financial information to Lender for all parties and at the times herein specified:

                    (a) Within thirty (30) days following the one (1) year
               anniversary of the date of the most recent financial statements provided to Lender, current, updated financial data in form and content acceptable to Lender (including without limitation annual financial statements, asset and liability statements, income and expense statements, and such other financial information as was previously provided to Lender or as Lender may request) with respect to Owner, any guarantors, and such other parties as Lender obtained financial information from in its original underwriting of the Loan (hereinafter collectively the "Updating Parties"). Notwithstanding the foregoing, for so long as Owner shall be a public company, Owner shall, in lieu of the foregoing, provide to Lender within thirty
               (30) days following submittal by Owner to the Securities and Exchange Commission, copies of reports filed by Owner under the Securities Exchange Act of 1934, including without limitation Forms 10-K, 10-Q and 8-K;

                    (b) Within thirty (30) days after its receipt by each of the
               Updating Parties, a copy of the most current federal tax return for each such party.

               Owner further agrees that the failure of Owner to comply or to cause compliance with the foregoing requirements within the time and in the manner set forth herein shall constitute a default under this Agreement.

               8.03 PROPERTY INFORMATION. Owner shall submit to Lender semi-annual financial and operating statements of the Property, setting out in reasonable detail income and expenditures from the ownership and operation of the Property, depreciation charges, and net income before and after federal income taxes, all to be received by Lender within ninety (90) days from the end of each semi-annual period. Such statements are to be certified as true and accurate by Owner, Owner's accountant or Owner's chief financial officer, and as having been prepared in accordance with generally accepted accounting principles consistently applied.

               8.04 APPRAISALS. Upon receipt of written notice from Lender that either Lender or any federal or state regulatory agencies having jurisdiction over Lender reasonably believe that the fair market value of the Property may have declined since the date of Lender's last appraisal of the Property, Owner shall obtain, as promptly as possible and at Owner's expense, an updated appraisal of the Property in form and substance satisfactory to Lender and such regulatory agencies from an appraiser satisfactory to Lender in its sole discretion.

               8.05 LENDER AUDIT RIGHTS. Lender and its agents and representatives shall have the right to inspect and audit all books and records of Owner pertaining to the statements, reports and information required under this Article VIII in order to obtain and verify such information as Lender deems necessary or appropriate. The cost of any and all such inspections and audits shall be paid by Owner. Provided no Event of Default has occurred and is continuing under this Agreement, (i) Lender shall give Owner reasonable notice prior to exercising its rights hereunder, and (ii) Lender shall not audit the books and records of Owner more frequently than one (1) time per calendar year.

               8.06 FURTHER ASSURANCES. Owner, upon the request of Lender, will at its expense, execute, acknowledge and deliver such further instruments (including, without limitation, a declaration of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes hereof and of the Security Documents, and/or subject to the liens thereof any portion of the Property or any interest relating thereto concerning which Lender may have any doubt as to its being subject to the lien or charge of the Security Documents.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

               9.01 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

                    (a) Owner shall fail to pay when due any principal or
               interest under the Note, or shall fail to pay when due any fees, costs, charges, or other amounts payable under this Agreement, the Note or any of the Security Documents;

                    (b) Any covenant, representation or warranty made by Owner hereunder or in the Note, Security Documents or any other documents executed by Owner in connection with the Loan is or becomes false or misleading in any material respect;

                    (c) Owner shall fail to observe or perform any nonmonetary term, obligation, agreement or other provision contained herein or in the Note, the Security Documents or in any other contract or instrument executed in connection herewith, provided however, that with respect to any nonmonetary failure which is not otherwise specifically addressed in this Article IX, and which is capable of being cured, if such failure is not cured within fifteen (15) days (provided, however, that if the nature of such failure is such that it cannot be cured within a 15-day period, then Owner shall be provided such additional reasonable period of time as may be necessary to cure such failure, provided that Owner commences the cure within the 15-day period and thereafter diligently and continuously prosecutes such cure to completion, provided further, that in no event shall the time for Owner to cure such failure exceed ninety (90) days);

                    (d) Any default or defined event of default under the Note, any of the Security Documents or any other documents executed in connection with the Loan;

                    (e) Owner shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;

                    (f) Owner shall file a voluntary petition in bankruptcy, or seek reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or decodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect, or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Owner, or Owner shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition, or Owner shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors;

                    (g) The filing of a notice of judgment lien against Owner, or the recording of any abstract of judgment against Owner, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Owner, or the entry of a judgment, order or decree against Owner, any or all of which would have a material and adverse effect upon Owner's ability to perform under this Agreement or the Security Documents, and which is not dismissed within thirty (30) days of when filed, recorded, served or entered, as appropriate;

                    (h) The Deed of Trust shall cease to be a legal, valid,
               binding and enforceable lien or security interest on all or any portion of the property encumbered thereby with not less than the same priority as on the date of recordation of the Deed of Trust;

                    (i) The dissolution or liquidation of Owner, or Owner, its shareholders or directors shall take action seeking to effect the dissolution or liquidation of Owner;

                    (j) If Owner shall default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument pursuant to which Owner has incurred any debt or other liability to any person or entity, including without limitation Lender, which default is not cured within any grace and cure period expressly provided in such contract or instrument, which is not being contested by Owner in accordance with Section 10.04 below, and as a result of which default such other person or entity is pursuing its remedies against Owner;

                    (k) There shall exist or occur any event or condition which
               Lender in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Owner of its obligations under this Agreement, the Note or any of the Security Documents;

                    (l) Any default or defined event of default occurs by Owner under any lease of all or any portion of the Property which is not cured within any applicable grace and cure period expressly provided therein.

                                    ARTICLE X

                                    REMEDIES

               10.01 REMEDIES. Upon or at any time after the happening of any Event of Default hereunder, Lender, in addition to any and all rights and remedies otherwise available to it by law or in equity, shall have the following rights and remedies:

                    (a) Declare all Loan funds disbursed hereunder to be due and payable and terminate any obligation of Lender to disburse any of the funds hereunder to Owner and proceed as authorized by law to satisfy the indebtedness of Owner to Lender, and, in that regard, Lender shall be entitled to all of the rights, privileges and benefits contained in the Security Documents or any other instrument relating to the hypothecation of the Property as such collateral security for the performance by Owner of the obligations evidenced by said Note and by this Agreement.

                    (b) Take possession of the Property and let contracts for or otherwise proceed to operate and maintain the same, and all costs of operating and maintaining the Property shall be considered and be an additional loan to the Owner and the repayment thereof, together with interest thereon at the default interest rate set forth in the Note, shall be secured by the Security Documents and shall be repaid within thirty (30) days after demand therefor, and Owner agrees to pay the same.

                    (c) Upon the happening of any Event of Default which may be cured by payment of money, Lender shall have the right (but not the obligation) to make such payment from its own funds. The making by Lender of such payment out of the Lender's own funds shall not, however, be deemed to cure such default by Owner, and the same shall not be so cured unless and until Owner shall have reimbursed Lender for such payment. If Lender advances its own funds for such purposes, such funds shall be considered advances under the Note and shall be secured by the Security Documents, notwithstanding that such advances may cause the total amount advanced hereunder to exceed the face amount of the Note or the amount committed to be advanced pursuant to this Agreement, and Owner shall immediately upon demand reimburse

               Lender with interest at the default interest rate provided for in the Note from the date of such advance until the date of reimbursement.

               10.02 APPLICATION OF OTHER FUNDS. Upon acceleration of the due date of the Note, Lender's obligations to disburse funds under any other loans from Lender to Owner, and any other funds held on account of Owner, shall forthwith terminate; and Lender may, at its option, apply all or any part of such funds as it deems appropriate in its sole discretion, provided that such application shall not operate to waive or cure any default existing hereunder or under the Note or Security Documents, nor to invalidate any Notice of Default or any act done pursuant to such notice and shall not prejudice any rights of the Beneficiary or Trustee under the Deed of Trust.

               10.03 REMEDIES CUMULATIVE. All remedies of Lender provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the Note or Security Documents, or provided by law. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Note or Security Documents, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under the Note or Security Documents unless, in the exercise of said rights, Lender realizes all amounts owed to it under the Note, the Security Documents and hereunder.

               10.04 CONTEST OF THIRD PARTY CLAIMS. Notwithstanding anything to the contrary herein contained, Owner shall have the right to contest in good faith any claim, demand, levy or assessment by any third party, the assertion of which would constitute a default hereunder. Any such contest shall be prosecuted diligently and in a manner not prejudicial to Lender or its rights hereunder. Upon demand by Lender, Owner shall make suitable provision by deposit of funds with Lender, by bond satisfactory to Lender, or by such other device as Lender may approve in writing, for the possibility that the contest will be unsuccessful. Such provision shall be made within ten (10) days after demand therefor and, if made by deposit of funds with Lender, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to Owner or the adverse claimant.

               10.05 NO WAIVERS. No waiver by Lender of any default or breach by Owner hereunder shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.

                                   ARTICLE XI

                      SURVIVAL OF WARRANTIES AND COVENANTS

               The warranties, representations, covenants and agreements set forth herein and in the Security Documents shall survive the making of the Loan and the execution and delivery of the Note, and shall continue in full force and effect until the indebtedness secured by the Security Documents shall have been paid in full.

                                   ARTICLE XII

                                   ASSIGNMENT

               12.01 OWNER'S ASSIGNMENT. Owner shall not assign this Agreement or any interest it may have in the monies due hereunder, or convey or encumber the Property, without the prior written consent of Lender.

               12.02 LENDER'S ASSIGNMENT. Lender may at any time assign this Agreement, the Note and the Security Documents, and upon such assignment, Lender shall have no further obligation or liability of any nature in connection herewith. Upon such assignment, the provisions of this Agreement shall continue to apply to the Loan and such assignee shall be substituted in the place and stead of Lender hereunder with all rights, obligations and remedies of Lender herein provided, including, without limitation, the right to so further assign this Agreement, the Note and the Security Documents.

               12.03 PARTICIPATION. Owner understands that Lender may transfer and assign its interest in the Loan, this Agreement and the Security Documents, pledge its interest in the Loan, this Agreement and the Security Documents or grant or sell participations in some or all of Owner's indebtedness outstanding under the Loan. In connection with any such transaction, Lender may disclose to each prospective and actual transferee, pledgee, purchaser or participant, any and all documents and information relating to the Loan. Owner shall execute such estoppels and confirmations as Lender may require in order to facilitate such financings or participations.

                                  ARTICLE XIII

                              WAIVER OF JURY TRIAL

                OWNER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE NOTE OR SECURITY DOCUMENTS, OR ANY PROVISION HEREOF OR THEREOF, OR THE RELATIONSHIP OF OWNER AND LENDER. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE NOTE AND THE SECURITY DOCUMENTS. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.

                                   ARTICLE XIV

                                  MISCELLANEOUS

               14.01 AMENDMENT. This Agreement, the Security Documents and the Note, and the terms of each and all of them, may not be changed, waived, discharged or terminated, except by an instrument or instruments in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted.

               14.02 ADDITIONAL FEES. In the event, and if for any reason, the Loan is not paid in full on or before the Maturity Date of the Note, and Lender elects not to immediately proceed with foreclosure proceedings, whether by formal or informal agreement, Owner shall pay to Lender a fee which is to be established at the Maturity Date, for each consecutive thirty (30) day period or any portion thereof after the Maturity Date, in addition to the interest provided, which fee shall be equal to the proportionate amount of the fee for the initial period of the Loan.

               14.03 RETURN OF DOCUMENTS. If the Loan is not consummated within thirty (30) days after the date hereof, Owner shall return all documents and instruments to Lender upon demand.

               14.04 REGULATORY RESTRICTIONS. It is understood and agreed by Owner that Lender shall not be obligated to disburse any proceeds of the Loan, notwithstanding any language herein or in any other document or instrument executed in connection with the Loan, if and so long as the making of such disbursement would cause the Loan to be in violation of any law or regulation applicable to Lender, including but not limited to legal lending requirements.

               14.05 NOTICES. All notices required or permitted by this Agreement shall be in writing and may be delivered in person to either party or may be sent by registered or certified mail, with postage prepaid, return receipt requested, or delivered by Federal Express or any other courier service guaranteeing overnight delivery, charges prepaid, or may be transmitted by facsimile with a hard copy to follow via overnight courier and addressed:

                If to Owner:      PROCOM TECHNOLOGY, INC.
                                  58 Discovery
                                  Irvine, California 92618
                                  Attn: Nicholas Shahrestany

                If to Lender:     FIRST BANK & TRUST
                                  4301 MacArthur Boulevard, 2nd Floor
                                  Newport Beach, California  92660
                                  Attn:  Real Estate Group

or such other address as shall, from time to time, be supplied in writing by any party to the others. If any notice or other document is sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as above provided, the same shall be deemed served or delivered within forty-eight
(48) hours after deposit in the United States mail. Notices delivered by overnight service shall be deemed to have been given twenty-four (24) hours after delivery of the same, charges prepaid, to the U.S. postal service or private courier. If any notice is sent by facsimile transmission the same shall be deemed served or delivered upon receipt if followed by overnight courier. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.

               14.06 TIME OF ESSENCE. Time is of the essence of this Agreement, and of each and every provision hereof. The waiver by Lender of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

               14.07 NO THIRD PARTIES BENEFITED. This Agreement is made for the sole benefit and protection of Owner and Lender, and Lender's agents, successors and assigns, and no other person shall have any right of action or right to rely thereon and the parties hereto hereby agree that nothing contained in this Agreement shall be construed to vest in any contractor or the successors or assigns of any contractor, or any materialman or laborer, any interest in or claim upon the funds so set aside by this Agreement or any rights under this Agreement.

               14.08 ACTIONS. Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any undisbursed Loan funds, and in connection therewith Lender may pay necessary expenses, employ counsel and pay its reasonable fees. All sums paid or expended by Lender under the terms of this Agreement in excess of the Loan amount shall be considered and be a part of the Loan and the repayment thereof, together with interest thereon at the rate specified herein, shall be secured by the Security Documents and shall be immediately due and payable upon demand, and Owner agrees to pay the same.

               14.09 RELIANCE ON REPRESENTATIONS. Lender may conclusively assume that the statements, acts, information and representations made by Owner or its agents contained in any affidavits, orders, receipts or other written instruments which are filed with Lender or exhibited to it are true and correct and may rely thereon without any investigation or inquiry, and any payment made by Lender in reliance thereon shall completely release Lender from liability with respect to all sums so paid.

               14.10 RELATIONSHIP. Nothing contained herein shall be deemed or construed by the parties hereto or any third person to create a partnership or joint venture or any association between the parties other than the relationship of lender and borrower.

               14.11 HEADINGS. The headings of the paragraphs hereof are for convenience only and shall not be deemed to be a part of or in any way modify the terms hereof.

               14.12 GOVERNING LAW. This Agreement, as well as the Note and the Security Documents, and each and every provision hereof and thereof, shall be governed by and construed in accordance with the laws of the State of California.

               14.13 ATTORNEYS' FEES AND COSTS. If a dispute arises with regard to any of the terms, conditions or provisions of this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party, in addition to any and all other rights, remedies and damages available to the prevailing party, its reasonable attorneys' fees and costs incurred in connection with such dispute.

               14.14 NONDISCRIMINATION. During the term of this Agreement, neither Owner nor any of its affiliates, employees or agents shall unlawfully discriminate against any employee or applicant for employment, or any purchaser or lessee or prospective purchaser or lessee of all or any portion of the Property, because of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age (over 40) or sex. Without limiting the generality of the foregoing, all such parties shall comply with the provisions of the California Fair Employment and Housing Act (Section 12900 et seq. of the California Government Code) and the applicable regulations promulgated thereunder (California Administrative Code, Title 2, Section 7285.0 et seq.), the Unruh Civil Rights Act and the rules and regulations promulgated therein, and Title VI of the Civil Rights Act of 1964 and the rules and regulations promulgated therein.

                IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                LENDER:   FIRST BANK & TRUST, a California corporation

                           By:/s/ Debra Carpenter
                              ---------------------------------------
                           Its: Vice President
                               --------------------------------------

                OWNER:    PROCOM TECHNOLOGY, INC., a California corporation

                          By:/s/ Robert Rankin
                             ----------------------------------------
                          Its: Chief Financial Officer
                              ---------------------------------------

                          By:
                             ----------------------------------------
                          Its:
                              ---------------------------------------

                   List of Omitted Exhibits and Accompanying Documents
                   ---------------------------------------------------

     The following exhibits and accompanying documents listed in Section 1.02 to the Loan Agreement have been omitted and shall be furnished supplementally to the Commission upon request:

Exhibit A      Description of Property
Exhibit B      Items to be Delivered to Lender Prior to Closing
Exhibit C      Insurance Requirements
Exhibit D      Litigation
Promissory Note Secured by Deed of Trust
Assignment of Rights Under Covenants Conditions and Restrictions, Sales
     Agreements, Permits and Development Documents
Deed of Trust, Assignment of Leases and Rents, Security Agreement and
     Fixture Filing
Assignment of Leases and Rents
Environmental Indemnity Agreement